UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                       8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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        Date of Report (Date of earliest event reported): April 9, 1999


                       MEDICAL INDUSTRIES OF AMERICA, INC.
             (Exact name of registrant as specified in its Charter)



         FLORIDA                        0-20356                  65-0158479
(State of other jurisdiction      (Commission file no.)       (IRS Employer ID
     of incorporation)                                             Number)


        1903 S. CONGRESS AVENUE, SUITE 400, BOYNTON BEACH, FLORIDA 33426
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  561-737-2227

Item 2. Acquisition and Disposition of Assets

   (a)       Description of Acquisitions

      On April 9, 1999, the Company, through MIOA Acquisition Company I, Inc. and MIOA Acquisition Company VII, Inc. (wholly owned subsidiaries of Medical Industries of America, Inc.), executed an agreement and plan of merger effective March 1, 1999 with Air Response, Inc. The Company received 100% of the outstanding stock of Air Response, Inc. for $2,900,000, represented by 3,866,667 shares of the Company's restricted common stock with a value of $2,900,000. In addition, the Company will issue up to $2,900,000 convertible debentures over three years based on earnings, as defined.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            (a) Financial statements of the businesses acquired, prepared pursuant to Rule 3.05 of Regulation S-X will be filed within 60 days in accordance with Item 7(a)4.

            (b) Pro Forma financial information required pursuant to Article II of Regulation S-X will be filed within 60 days in accordance with Item 7(a)4.

            (c)  Exhibits

                  Exhibit Number         Description
                  --------------         -----------
                       *2 Agreement and Plan of Merger by and among Medical Industries of America, Inc., MIOA Acquisition Company I, Inc., MIOA Acquisition Company VII, Inc., Air Response, Inc. and Louis R. Capece, Jr. and Donald Jones.

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                    * To be filed by amendment.



Date: April 22, 1999                By: /s/ ARTHUR KOBRIN
                                            Arthur Kobrin
                                            Chief Financial Officer